SECURITIES PURCHASE AGREEMENT
                          -----------------------------


                            LAURUS MASTER FUND, LTD.


                                       AND


                            GARWOOD PETROSEARCH, INC.


                             DATED: NOVEMBER 1, 2006

                             TABLE OF CONTENTS
                             -----------------

                                                                      PAGE
                                                                      ----

1.   Agreement to Sell and Purchase . . . . . . . . . . . . . . . . .   1

2.   Fees and Warrant . . . . . . . . . . . . . . . . . . . . . . . .   1

3.   Closing, Delivery and Payment. . . . . . . . . . . . . . . . . .   2

     3.1  Closing . . . . . . . . . . . . . . . . . . . . . . . . . .   2
     3.2  Delivery. . . . . . . . . . . . . . . . . . . . . . . . . .   2

4.   Representations and Warranties of Garwood. . . . . . . . . . . .   2
     4.1  Organization, Good Standing and Qualification . . . . . . .   2
     4.2  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . .   3
     4.3  Capitalization; Voting Rights . . . . . . . . . . . . . . .   3
     4.4  Authorization; Binding Obligations. . . . . . . . . . . . .   4
     4.5  Liabilities . . . . . . . . . . . . . . . . . . . . . . . .   4
     4.6  Agreements; Action. . . . . . . . . . . . . . . . . . . . .   4
     4.7  Obligations to Related Parties. . . . . . . . . . . . . . .   5
     4.8  Changes . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     4.9  Title to Properties and Assets; Liens, Etc. . . . . . . . .   6
     4.10 Intellectual Property . . . . . . . . . . . . . . . . . . .   7
     4.11 Compliance with Other Instruments . . . . . . . . . . . . .   7
     4.12 Litigation. . . . . . . . . . . . . . . . . . . . . . . . .   7
     4.13 Tax Returns and Payments. . . . . . . . . . . . . . . . . .   8
     4.14 Employees . . . . . . . . . . . . . . . . . . . . . . . . .   8
     4.15 Voting Rights . . . . . . . . . . . . . . . . . . . . . . .   8
     4.16 Compliance with Laws; Permits . . . . . . . . . . . . . . .   9
     4.17 Environmental and Safety Laws . . . . . . . . . . . . . . .   9
     4.18 Valid Offering. . . . . . . . . . . . . . . . . . . . . . .   9
     4.19 Full Disclosure . . . . . . . . . . . . . . . . . . . . . .   9
     4.20 Insurance . . . . . . . . . . . . . . . . . . . . . . . . .   9
     4.21 Dilution. . . . . . . . . . . . . . . . . . . . . . . . . .   9
     4.22 Patriot Act.. . . . . . . . . . . . . . . . . . . . . . . .  10
     4.23 ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

5.   Representations and Warranties of the Purchaser. . . . . . . . .  10
     5.1  No Shorting . . . . . . . . . . . . . . . . . . . . . . . .  10
     5.2  Requisite Power and Authority . . . . . . . . . . . . . . .  11
     5.3  Investment Representations and Covenants. . . . . . . . . .  11
     5.4  Legends . . . . . . . . . . . . . . . . . . . . . . . . . .  12

6.   Covenants of Garwood . . . . . . . . . . . . . . . . . . . . . .  13
     6.1  Reporting Requirements. . . . . . . . . . . . . . . . . . .  13
     6.2  Use of Funds. . . . . . . . . . . . . . . . . . . . . . . .  14


                                                                    PAGE
                                                                    ----

     6.3  Access to Facilities. . . . . . . . . . . . . . . . . . . .  14
     6.4  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     6.5  Insurance . . . . . . . . . . . . . . . . . . . . . . . . .  15
     6.6  Intellectual Property . . . . . . . . . . . . . . . . . . .  16
     6.7  Properties. . . . . . . . . . . . . . . . . . . . . . . . .  16
     6.8  Confidentiality . . . . . . . . . . . . . . . . . . . . . .  16
     6.9  Required Approvals. . . . . . . . . . . . . . . . . . . . .  16
     6.10 Opinion . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     6.11 Margin Stock. . . . . . . . . . . . . . . . . . . . . . . .  17
     6.12 Financing Right of First Refusal. . . . . . . . . . . . . .  17
     6.13 Authorization and Reservation of Shares . . . . . . . . . .  18
     6.14 Summaries; Reports. . . . . . . . . . . . . . . . . . . . .  18
     6.15 Registration Rights . . . . . . . . . . . . . . . . . . . .  18

7.   Covenants of the Purchaser . . . . . . . . . . . . . . . . . . .  19
     7.1  Confidentiality . . . . . . . . . . . . . . . . . . . . . .  19
     7.2  Limitation on Acquisition of Common Stock of Garwood. . . .  19

8.   Covenants of Garwood and the Purchaser Regarding Indemnification  19
     8.1  Garwood Indemnification . . . . . . . . . . . . . . . . . .  19
     8.2  Purchaser's Indemnification.. . . . . . . . . . . . . . . .  20

9.   Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . .  20
     9.1  Governing Law, Jurisdiction and Waiver of Jury Trial. . . .  20
     9.2  Severability. . . . . . . . . . . . . . . . . . . . . . . .  21
     9.3  Survival. . . . . . . . . . . . . . . . . . . . . . . . . .  21
     9.4  Successors. . . . . . . . . . . . . . . . . . . . . . . . .  21
     9.5  Entire Agreement; Maximum Interest. . . . . . . . . . . . .  22
     9.6  Amendment and Waiver. . . . . . . . . . . . . . . . . . . .  22
     9.7  Delays or Omissions . . . . . . . . . . . . . . . . . . . .  22
     9.8  Notices . . . . . . . . . . . . . . . . . . . . . . . . . .  22
     9.9  Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . .  23
     9.10 Titles and Subtitles. . . . . . . . . . . . . . . . . . . .  24
     9.11 Facsimile Signatures; Counterparts. . . . . . . . . . . . .  24
     9.12 Broker's Fees . . . . . . . . . . . . . . . . . . . . . . .  24
     9.13 Construction. . . . . . . . . . . . . . . . . . . . . . . .  24

LIST OF EXHIBITS
Form of Term Note . . . . . .  Exhibit A
Form of Warrant . . . . . . .  Exhibit B
Form Form of Opinion. . . . .  Exhibit C
Form of Escrow Agreement. . .  Exhibit D


                                LIST OF SCHEDULES
Schedule 4.3   Capitalization
Schedule 4.5   Liabilities
Schedule 4.6   Agreements
Schedule 4.7   Obligations to Related Parties Schedule 4.8(b) Resignations
Schedule 4.9   Title to Properties and Assets, Liens, Etc.
Schedule 4.11  Compliance with Other Instruments
Schedule 4.12  Litigation
Schedule 4.13  Tax Returns and Payments
Schedule 4.14  Employees
Schedule 4.15  Voting Rights
Schedule 4.17  Environmental
Schedule 6.9   Required Approvals
Schedule 9.12  Brokers

                          SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into as of November 1, 2006, by and between GARWOOD PETROSEARCH, INC., a Texas corporation ("Garwood") and LAURUS MASTER FUND, LTD., a Cayman Islands company (the "Purchaser").

                                    RECITALS

     WHEREAS, Garwood has authorized the sale to the Purchaser of a Secured Term
Note in the aggregate principal amount of Eight Million Three Hundred Thousand Dollars ($8,300,000) in the form of Exhibit A hereto (as amended, modified
                                          ---------
and/or supplemented  from  time  to  time,  the  "Note");

     WHEREAS, Garwood wishes to issue to the Purchaser a warrant in the form of Exhibit B hereto (as amended, modified and/or supplemented from time to time,
----------
the "Warrant") to purchase up to 4,500 shares of Garwood's common stock, $0.001 par value per share (the "Garwood Common Stock");

     WHEREAS, the Purchaser desires to purchase the Note and the Warrant on the terms and conditions set forth herein; and

     WHEREAS, Garwood desires to issue and sell the Note and to issue and sell the Warrant to the Purchaser on the terms and conditions set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.     Agreement to Sell and Purchase. Pursuant to the terms and conditions
            ------------------------------
set forth in this Agreement, on the Closing Date (as defined in Section 3), Garwood shall sell to the Purchaser, and the Purchaser shall purchase from Garwood, the Note. The sale of the Note on the Closing Date shall be known as the "Offering." The Note will mature on the Maturity Date (as defined in the Note). Collectively, the Note, the Warrant, and the Garwood Common Stock issuable upon exercise of the Warrant are referred to as the "Securities."

     2.     Fees  and  Warrant. On  the  Closing  Date:
            ------------------

          (a) Garwood will issue and deliver to the Purchaser the Warrant to purchase up to 4,500 shares of Garwood Common Stock (subject to adjustment as set forth therein) in connection with the Offering, pursuant to Section 1 hereof. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of the Purchaser by Garwood are hereby also made and granted for the benefit of the holder of the Warrant and shares of Garwood Common Stock issuable upon exercise of the Warrant (the "Warrant Shares").

          (b) Subject to the terms of Section 2(c) below, Garwood shall pay to Laurus Capital Management, LLC, the manager of the Purchaser, a closing payment of $290,500.00. The foregoing fee is referred to herein as the "Closing Payment."

          (c) Garwood shall reimburse the Purchaser for its reasonable expenses (including legal fees and expenses) incurred in connection with the preparation and negotiation of this Agreement and the Related Agreements (as hereinafter defined), and expenses incurred in connection with the Purchaser's due diligence review of Garwood and all related matters. Amounts required to be paid under this Section 2(c) will be paid on the Closing Date.

          (d) The Closing Payment and the expenses referred to in the preceding Section 2(e) (net of deposits previously paid by Garwood) shall be paid at closing out of funds held pursuant to the Escrow Agreement (as defined below) and a disbursement letter (the "Disbursement Letter").

     3.     Closing,  Delivery  and  Payment.
            --------------------------------

          3.1     Closing. Subject  to  the  terms  and  conditions  herein, the
                  -------
closing of the transactions contemplated hereby (the "Closing") shall take place on the date hereof, at such time or place as Garwood and the Purchaser may mutually agree (such date is hereinafter referred to as the "Closing Date").

          3.2     Delivery. Pursuant  to the Escrow Agreement, at the Closing on
                  --------
the Closing Date, Garwood will deliver to the Purchaser, among other things, the Note and the Warrant, and the Purchaser will deliver to Garwood, among other things, the amounts set forth in the Disbursement Letter by certified funds or wire transfer. Garwood hereby acknowledges and agrees that Purchaser's obligation to purchase the Note from Garwood on the Closing Date shall be contingent upon the satisfaction (or waiver by the Purchaser in its sole discretion) of the items and matters set forth in the closing checklist provided by the Purchaser to Garwood on or prior to the Closing Date and those items and matters set forth in the conditions of funding letter dated as of the date hereof between Petrosearch Energy Corp., a Nevada corporation "Petrosearch", Garwood and the Purchaser.

     4.     Representations and Warranties of Garwood. Garwood hereby represents
            -----------------------------------------
and  warrants  to  the  Purchaser  as  follows:

          4.1     Organization,  Good  Standing  and Qualification. Garwood is a
                  ------------------------------------------------
corporation duly organized, validly existing and in good standing under the Applicable Laws of its jurisdiction of organization. For purposes of this Agreement, "Applicable Laws" means all present laws, statutes, regulations, treaties, judgments and decrees in relation to an entity, and all requirements, requests, official directives, consents, approvals, authorizations, guidelines, rules, orders and policies of any governmental or regulatory authority applicable to the entity in a jurisdiction in which (i) it is incorporated, (ii) its assets are located, (iii) it conducts business, and/or (iv) its stock is traded, if applicable. Garwood has the corporate power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (1) execute and deliver (i) this Agreement, (ii) the Note and the Warrant to be issued in connection with this Agreement, (iii) the Master Security Agreement dated as of the date hereof among Garwood and the Purchaser (as amended, modified and/or supplemented from time to time, the "Master Security Agreement"), (iv) the Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing, and Financing Statement dated as of the date hereof made by Garwood in favor of the Purchaser (as amended, modified and/or supplemented from time to time, the "Deed of Trust"), (v) the Stock Pledge Agreement dated as of the date hereof between Petrosearch and the Purchaser (as amended, modified and/or supplemented from time to time, the "Petrosearch Stock Pledge Agreement"), (vi) the Funds Escrow Agreement dated as of the date hereof among Garwood, the Purchaser and the escrow agent referred to therein, substantially in the form of Exhibit D hereto (as amended, modified and/or
                                  ---------
supplemented from time to time, the "Escrow Agreement"), (vii) the Collateral Assignment dated as of the date hereof between Petrosearch and the Purchaser, and (viii) all other documents, instruments and agreements entered into in connection with the transactions contemplated hereby and thereby (the preceding clauses (ii) through (viii), collectively, the "Related Agreements"); (2) issue and sell the Note; (3) issue and sell the Warrant and the Warrant Shares; and
(4) carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted. Garwood is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have a Material Adverse Effect. As used in this Agreement and the Related Agreements, the term "Material Adverse Effect" shall mean a change, occurrence or development that has had or could reasonably be expected to have, either individually or in the aggregate, a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of Garwood, taken individually and as a whole (a "Material Adverse Effect").

          4.2     Subsidiaries. Garwood  does not have any subsidiaries. For the
                  ------------
purpose of this Agreement, a "Subsidiary" of any person or entity means (i) a corporation or other entity whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other persons or entities performing similar functions for such person or entity, are owned, directly or indirectly, by such person or entity or (ii) a corporation or other entity in which such person or entity owns, directly or indirectly, more than 50% of the equity interests at such time.

          4.3     Capitalization; Voting Rights.
                  -----------------------------

          (a) With respect to Garwood, the authorized capital stock as of the Closing Date consists of 1,000,000 shares, of which 1,000,000 are shares of Garwood Common Stock, par value $.001 per share, and 5,500 shares of which are issued and outstanding.

          (b) Except as disclosed on Schedule 4.3, other than the shares which may be granted pursuant to this Agreement and the Related Agreements, as of the Closing Date there will be no (A) securities of Garwood convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of Garwood; or (B) outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), commitments, proxy or stockholder agreements, arrangements or agreements to which Garwood is a party or by which it is bound, in any case relating to the issued or unissued capital stock of Garwood or obligating Garwood to issue, deliver, sell, purchase, redeem, repurchase or acquire, or cause to be issued, delivered, sold, purchased, redeemed, repurchased or acquired, shares of capital stock or other voting securities of Garwood, or obligating Garwood to grant, extend or enter into any such option, warrant, call, right, commitment, arrangement or agreement. Except as disclosed on Schedule 4.3, neither the offer, issuance or sale of the Note or the Warrant, or the issuance of any of the Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of Garwood outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

          (c)     All  issued  and outstanding shares of Garwood's Common Stock:
     (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

          (d) The rights, preferences, privileges and restrictions of the shares of the Garwood's common stock are as stated in Garwood's Certificate or Articles of Incorporation (Garwood's "Charter"). The Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and Garwood's Charter, the Warrant Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances.

          4.4     Authorization; Binding Obligations. All corporate  action  on
                  ----------------------------------
the part of Garwood (including its respective officers and directors) necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of Garwood hereunder and under the other Related Agreements at the Closing and, the authorization, sale, issuance and delivery of the Note and the Warrant has been taken or will be taken prior to the Closing. This Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of Garwood, enforceable against Garwood in accordance with their terms.

The sale of the Note is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Warrant and the subsequent exercise of the Warrant for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

          4.5     Liabilities. Except as set forth in Schedule 4.5, Garwood does
                  -----------
not  have  any  liabilities.

          4.6     Agreements; Action. Except  as  set  forth  on  Schedule  4.6:
                  ------------------

          (a) there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which Garwood is a party or by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, Garwood; or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from Garwood (other than licenses arising from the purchase of "off the shelf" or other standard products); or (iii) provisions restricting the development, manufacture or distribution of Garwood's products or services; or (iv) indemnification by Garwood with respect to infringements of proprietary rights; and

          (b)     since  its  formation (the "Formation Date"), Garwood has not:
     (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities; (iii) made any loans or advances to any person or entity; or
     (iv)  sold, exchanged or otherwise disposed of any of its assets or rights.

          4.7     Obligations to Related Parties. Except as set forth on
                  ------------------------------
Schedule 4.7,

          (a) there are no obligations of Garwood to officers, directors, stockholders or employees of Garwood other than (i) for payment of salary for services rendered; and (ii) reimbursement for reasonable expenses incurred on behalf of Garwood; and

          (b) none of the officers, directors or, key employees or stockholders of Garwood or any members of their immediate families, are indebted to Garwood, individually or in the aggregate, or have any direct or indirect ownership interest in any firm or corporation with which Garwood is affiliated or with which Garwood has a business relationship, or any firm or corporation which competes with Garwood, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with Garwood. Except as described above, no officer, director or stockholder of Garwood, or any member of their immediate families, is, directly or indirectly, interested in any material contract with Garwood and no agreements, understandings or proposed transactions are contemplated between Garwood and any such person. Except as set forth on Schedule 4.7, Garwood is not a guarantor or indemnitor of any indebtedness of any other person or entity.

          4.8     Changes. Since  the Formation Date, except as disclosed in any
                  -------
Schedule to this Agreement or to any of the Related Agreements, there has not been:

          (a) any change in the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of Garwood;

          (b) except as set forth on Schedule 4.8(b) hereto, any resignation or termination of any officer, key employee or group of employees of Garwood;

          (c) any change in the contingent obligations of Garwood by way of guaranty, endorsement, indemnity, warranty or otherwise;

          (d) any damage, destruction or loss, whether or not covered by insurance, to any of Garwood's properties or assets;

          (e)     any waiver by Garwood of a right or of a debt owed to it;

          (f) any direct or indirect loans made by Garwood to any stockholder, employee, officer or director of Garwood;

          (g) any change in any compensation arrangement or agreement with any employee, officer, director or stockholder of Garwood;

          (h) any declaration or payment of any dividend or other distribution of the assets of Garwood;

          (i)     any  labor  organization  activity  related  to  Garwood;

          (j) any debt, obligation or liability incurred, assumed or guaranteed by Garwood;

          (k) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets owned by Garwood;

          (l) any change in any agreement to which Garwood is a party or by which either Garwood is bound;

          (m) any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

          (n) any arrangement or commitment by Garwood to do any of the acts described in subsection (a) through (m) above.


          4.9     Title  to  Properties  and  Assets;  Liens, Etc. Except as set
                  -----------------------------------------------
forth  on  Schedule  4.9:

          (a) Garwood has good and indefeasible title to all of its properties and assets, including but not limited to its oil and gas leasehold interests, free and clear of all liens, encumbrances, or adverse claims other than Permitted Encumbrances (as defined in the Deed of Trust) and of all impediments to the use of such properties and assets in Garwood's business;

          (b) the leases, contracts, servitudes and other agreements forming a part of Garwood's oil and gas properties are in full force and effect. All rents, royalties and other payments due and payable under such leases, contracts, servitudes and other agreements, or otherwise attendant to the ownership or operation of Garwood's oil and gas properties, have been properly and timely paid. Garwood is not in default with respect to its obligations (and Garwood is not aware of any default by any third party with respect to such third party's obligations) under any such leases, contracts, servitudes and other agreements, or otherwise attendant to the ownership or operation of any part of Garwood's oil and gas properties; and

          (c) all facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by Garwood are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

          4.10     Intellectual  Property.
                   ----------------------

          (a) Garwood owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted (the "Intellectual Property"), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is Garwood bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

          (b) Garwood has not received any communications alleging that Garwood has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is Garwood aware of any basis therefor.

          (c) Garwood does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by Garwood, except for inventions, trade secrets or proprietary information that have been rightfully assigned to Garwood.

          4.11     Compliance  with  Other  Instruments. Except  as set forth on
                   ------------------------------------
Schedule 4.11, Garwood is not in violation or default of (i) any term of its Charter or Bylaws, or (ii) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements to which it is a party, and the issuance and sale of the Note by Garwood and the other Securities by Garwood pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Garwood or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to Garwood, its business or operations or any of its assets or properties.

          4.12     Litigation. Except as set  forth  on  Schedule  4.12  hereto,
                   ----------
there is no action, suit, proceeding or investigation pending or currently threatened against Garwood that prevents Garwood from entering into this Agreement or the other Related Agreements, or from consummating the transactions contemplated hereby or thereby, or any change in the current equity ownership of Garwood, nor is Garwood aware that there is any basis to assert any of the foregoing. Garwood is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by Garwood currently pending or which Garwood intends to initiate.

          4.13     Tax  Returns  and  Payments. Garwood has timely filed all tax
                   ---------------------------
returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by Garwood on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Except as set forth on
Schedule  4.13,  Garwood  has  not  been  advised:

          (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

          (b) of any adjustment, deficiency, assessment or court decision in respect of its federal, state or other taxes.


No liability for any tax to be imposed upon Garwood's properties or assets as of the date of this Agreement exists that is not adequately provided for.

          4.14     Employees. Except as set forth on Schedule 4.14, Garwood does
                   ---------
not have any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or threatened with respect to Garwood. Except as disclosed on Schedule 4.14, Garwood is not a party to, or bound by, any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. No employee of Garwood, nor any consultant with whom Garwood has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, Garwood because of the nature of the business to be conducted by Garwood; and the continued employment by Garwood of its present employees, and the performance of Garwood's contracts with its independent contractors, will not result in any such violation. Garwood is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with their duties to Garwood. Garwood has not received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with Garwood, no employee of Garwood has been granted the right to continued employment by Garwood or to any material compensation following termination of employment with Garwood. Except as set forth on Schedule 4.14, Garwood is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with Garwood, nor does Garwood have a present intention to terminate the employment of any officer, key employee or group of employees.

          4.15     Voting  Rights. Except  as  set  forth  on  Schedule 4.15, no
                   --------------
stockholder of Garwood has entered into any agreement with respect to the voting of equity securities of Garwood.

          4.16     Compliance with Laws; Permits. Garwood is not in violation of
                   -----------------------------
any provision of the Sarbanes Oxley Act of 2002 or any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any Applicable Law in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any other Related Agreement and the issuance of any of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Garwood, or to the extent applicable, the operators of the Garwood assets, has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it.

          4.17     Environmental and Safety Laws. Garwood is not in violation of
                   -----------------------------
any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

          4.18     Valid Offering. Assuming  the accuracy of the representations
                   --------------
and warranties of the Purchaser contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the prospectus and registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

          4.19     Full Disclosure. Garwood  has provided the Purchaser with all
                   ---------------
information requested by the Purchaser in connection with its decision to purchase the Note and the Warrant, including all information Garwood believes is reasonably necessary to make such investment decision. Neither this Agreement, the Related Agreements, the exhibits and schedules hereto and thereto nor any other document delivered by Garwood to Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to the Purchaser by Garwood were based on Garwood's experience in the industry and on assumptions of fact and opinion as to future events which Garwood, at the date of the issuance of such projections or estimates, believed to be reasonable.

          4.20     Insurance. Intentionally  omitted.
                   ---------

          4.21     Dilution. Garwood  specifically  acknowledges  that  its
                   --------
obligation to issue the shares of Garwood Common Stock upon exercise of the Warrant is binding upon Garwood and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of Garwood.

          4.22     Patriot  Act. Garwood  certifies  that  it  has  not  been
                   ------------
designated, nor is or shall be owned or controlled, by a "suspected terrorist" as defined in Executive Order 13224. Garwood hereby acknowledges that the Purchaser seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, Garwood hereby represents, warrants and covenants that: (i) none of the cash or property that Garwood will pay or will contribute to the Purchaser has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by Garwood to the Purchaser, to the extent that they are within Garwood's control shall cause the Purchaser to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States
International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Garwood shall promptly notify the Purchaser if any of these representations, warranties or covenants ceases to be true and accurate regarding Garwood. Garwood shall provide the Purchaser all additional information regarding Garwood that the Purchaser deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. Garwood understands and agrees that if at any time it is discovered that any of the foregoing representations, warranties or covenants are incorrect, or if otherwise required by Applicable Law or regulation related to money laundering or similar activities, the Purchaser may undertake appropriate actions to ensure compliance with Applicable Law or regulation, including but not limited to segregation and/or redemption of the Purchaser's investment in Garwood. Garwood further understands that the Purchaser may release confidential information about Garwood and, if applicable, any underlying beneficial owners, to proper authorities if the Purchaser, in its sole discretion, determines that it is in the best interests of the Purchaser in light of any Applicable Law including the relevant rules and regulations under the laws set forth in subsection (ii) above.

          4.23     ERISA. Based upon the Employee Retirement Income Security Act
                   -----
of 1974 ("ERISA"), and the regulations and published interpretations thereunder:
          -----
(i)  Garwood  has  not  engaged  in  any  Prohibited Transactions (as defined in
Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")); (ii) Garwood has met all applicable minimum funding
                ----
requirements under Section 302 of ERISA in respect of its plans; (iii) Garwood does not have any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) Garwood does not have any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than Garwood's or such Subsidiary's employees; and
(v) Garwood has not withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

     5.     Representations and  Warranties  of  the  Purchaser.  The  Purchaser
            ---------------------------------------------------
hereby represents and warrants to Garwood as follows (such representations and warranties do not lessen or obviate the representations and warranties of Garwood set forth in this Agreement):

          5.1     No Shorting. Neither the Purchaser nor any of  its  affiliates
                  -----------
or investment partners has caused, nor will cause, any person or entity to directly engage in "short sales" of Garwood's or Petrosearch's common stock as long as the Note is outstanding.

          5.2     Requisite Power and Authority. The Purchaser has all necessary
                  ------------------------------
power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All corporate action on the Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except:

          (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; and

          (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

          5.3     Investment  Representations  and  Covenants.
                  -------------------------------------------

          (a)     The  Purchaser  is  resident in the jurisdiction of the Cayman
     Islands.

          (b) The Purchaser is acquiring the Securities for investment only and not with a view to resale or distribution in violation of any securities laws.

          (c) The Purchaser is not a party to, and is not acting in concert with a person who is party to: (A) an agreement to transfer the Purchaser's legal or beneficial interest in the Securities; or (B) an agreement to grant a participating interest in the Securities.

          (d) As the Securities purchased hereunder are subject to resale restrictions under the Securities Act, the Purchaser shall comply with all securities laws concerning any resale of the Securities purchased hereunder and shall consult with his, her or its own legal advisors with respect to such compliance; the Purchaser acknowledges that the Securities may only be resold pursuant to Regulation S under the Securities Act, pursuant to registration under the Securities Act, or pursuant to another available exemption from registration; and that Garwood is obligated by this Agreement to refuse to register any transfers not made in accordance with the foregoing.

          (e) If required by applicable securities laws, the Purchaser will execute, deliver, file and otherwise assist Garwood in filing such reports, undertakings and other documents with respect to the issuance of the Securities as may be required.

          (f) The Purchaser is purchasing the Securities as principal for its own account and not as a nominee or agent.

          (g) The Purchaser is an accredited investor within the meaning of Regulation D under the Securities Act.

          (h) The Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser's representations contained in this Agreement, including, without limitation, that the Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act.

          (i) The Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Note and the Warrant to be purchased by it under this Agreement and the Warrant Shares acquired by it upon the exercise of the Warrant. The Purchaser further confirms that it has had an opportunity to ask questions and receive answers from Garwood regarding Garwood's business, management and financial affairs and the terms and conditions of the Offering, the Note, the Warrant and the Securities and to obtain additional information (to the extent Garwood possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

          (j) The Purchaser understands that the Securities have not been and will not be registered under the Securities Act or any applicable state securities laws and that the sale contemplated hereby is being made in reliance on an exemption from registration therefrom.

          (k) The Purchaser acknowledges that the Purchaser has not purchased the Securities as a result of any general solicitation or general advertising (as those terms are used in Regulation D), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, television or other forms of telecommunication, including electronic display (such as the Internet), or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

          (l) The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Garwood so that it is capable of evaluating the merits and risks of its investment in Garwood and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment until the Securities are sold.

          (m) By reason of its, or of its management's business and financial experience, the Purchaser has the capacity to evaluate the merits and risks of its investment in the Note, the Warrant and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement and the Related Agreements.

          (n) The Purchaser has not entered into any agreement which would entitle any person to a claim against Garwood for a brokerage commission, finder's fee or any like payment in respect of the issuance of the Securities.

          (o) The Purchaser is not a "U.S. person" as that term is defined in Rule 902 of Regulation S under the Securities Act, nor is the Purchaser acquiring the Securities for the account or benefit of any U.S. person, and at the time of the purchase of the Securities, the Purchaser is outside of the United States.

          5.4     Legends.
                  -------

          (a)     Each Warrant shall bear substantially the following legend:

          "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GARWOOD PETROSEARCH, INC. THAT SUCH
          REGISTRATION  IS  NOT  REQUIRED."

          (b) The Warrant Shares, if not issued by the Deposit Withdrawal Agent Commission system, shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the Securities and Exchange
     Commission:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GARWOOD PETROSEARCH, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

     6.     Covenants  of  Garwood.  Garwood  covenants  and  agrees  with  the
            ----------------------
Purchaser as  follows:

          6.1     Reporting  Requirements. Garwood  will deliver, or cause to be
                  -----------------------
delivered, to the Purchaser each of the following, which shall be in form and detail acceptable to the Purchaser:

          (a) As soon as available, and in any event within ninety (90) days after the end of each fiscal year of Garwood, Garwood's audited financial statements with a report of independent certified public accountants of recognized standing selected by Garwood and acceptable to the Purchaser (the "Accountants"), which annual financial statements shall be without qualification and shall include Garwood's balance sheet as at the end of such fiscal year and the related statements of Garwood's income, retained earnings and cash flows for the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP, together with (i) if and when available, copies of any management letters prepared by the Accountants; and (ii) a certificate of Garwood's President, Chief Executive Officer or Chief Financial Officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Note) and, if so, stating in reasonable detail the facts with respect thereto;

          (b) As soon as available and in any event within sixty (60) days after the end of each fiscal quarter of Garwood, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of Garwood as at the end of and for such quarter and for the year to date period then ended, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, but without footnotes and subject to year-end adjustments and accompanied by a certificate of Garwood's President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Note) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

          (c) As soon as available and in any event within thirty (30) days after the end of each calendar month, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of Garwood as at the end of and for such month and for the year to date period then ended, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, but without footnotes and subject to year-end adjustments and accompanied by a certificate of Garwood's President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Event of Default (as defined in the Note) not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto; and

          (d) Garwood shall deliver such other information as the Purchaser shall reasonably request.

          6.2     Use of Funds. Garwood shall use the proceeds of  the  sale  of
                  ------------
the Note and the Warrant solely for the following: (a) to pay the items set forth on schedule 6.2 hereof, and (b) to fund transaction costs and working capital, plus such other amounts as may be payable by Garwood to the Purchaser under the terms of the Proposal Letter provided by the Purchaser to Petrosearch in connection with the transactions contemplated hereby.

          6.3     Access  to Facilities. Garwood will permit any representatives
                  ---------------------
designated by the Purchaser (or any successor of the Purchaser), at Garwood's expense and upon reasonable notice and during normal business hours (provided that no such prior notice shall be required to be given in the event the Purchaser believes such access is necessary to preserve or protect the

Collateral (as defined in the Master Security Agreement) or following the occurrence and during the continuance of an Event of Default (as defined in the Note)), to:

          (a)     visit  and  inspect  any  of  Garwood's  properties;

          (b) examine Garwood's corporate and financial records and make copies thereof or extracts therefrom; and

          (c) discuss the affairs, finances and accounts of Garwood with the directors, officers and independent accountants of Garwood.

          6.4     Taxes. Garwood will promptly pay and discharge, or cause to be
                  -----
paid and discharged, when due and payable, all taxes, assessments and governmental charges or levies imposed upon its income, profits, property or business; provided, however, that any such tax, assessment, charge or levy need not be paid currently if (i) the validity thereof shall currently and diligently be contested in good faith by appropriate proceedings, (ii) such tax, assessment, charge or levy shall have no effect on the lien priority of the Purchaser in any property of Garwood and (iii) if Garwood shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP; and provided, further, that Garwood will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

          6.5     Insurance. Garwood  will  keep  its  assets  which  are  of an
                  ---------
insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in similar business similarly situated as Garwood; and Garwood will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner which is customary for companies in similar business similarly situated as Garwood and to the extent available on commercially reasonable terms. Garwood will bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to the Purchaser as security for their respective obligations hereunder and under the Related Agreements. At Garwood's cost and expense, and in amounts and with carriers reasonably acceptable to the Purchaser, Garwood shall (i) keep all its insurable properties and properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Garwood's including business interruption insurance;
(ii) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Garwood's insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Garwood either directly or through governmental authority to draw upon such funds or to direct generally the disposition of such assets; (iii) maintain Well Control and Extra Expense Insurance; (iv) maintain Pollution and Clean Up Liability Insurance; (v) maintain Comprehensive General Liability Insurance; (vi) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Garwood is engaged in business; and (vii) furnish the Purchaser with (x) copies of all policies and evidence of the maintenance of such policies at least thirty (30) days before any expiration date, (y) excepting Garwood's workers' compensation policy, endorsements to such policies naming the Purchaser as "co-insured" or "additional insured" and appropriate loss payable endorsements in form and substance satisfactory to the Purchaser, naming the Purchaser as loss payee, and
(z) evidence that as to the Purchaser the insurance coverage shall not be impaired or invalidated by any act or neglect of Garwood and the insurer will provide the Purchaser with at least thirty (30) days notice prior to cancellation. Garwood shall instruct the insurance carriers that in the event of any loss thereunder, the carriers shall make payment for such loss to Garwood and the Purchaser jointly. In the event that as of the date of receipt of each loss recovery upon any such insurance, the Purchaser has not declared an event of default with respect to this Agreement or any of the Related Agreements, then Garwood shall be permitted to direct the application of such loss recovery proceeds toward investment in property, plant and equipment that would comprise "Collateral" secured by the Purchaser's security interest pursuant to the Master Security Agreement or such other security agreement as shall be required by the Purchaser, with any surplus funds to be applied toward payment of the obligations of Garwood to the Purchaser. In the event that the Purchaser has properly declared an event of default with respect to this Agreement or any of the Related Agreements, then all loss recoveries received by the Purchaser upon any such insurance thereafter may be applied to the obligations of Garwood hereunder and under the Related Agreements, in such order as the Purchaser may determine. Any surplus (following satisfaction of Garwood's obligations to the Purchaser) shall be paid by the Purchaser to Garwood or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Garwood to the Purchaser, on demand.

          6.6     Intellectual Property. Garwood shall maintain  in  full  force
                  ---------------------
and effect its existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

          6.7     Properties. Garwood  will  keep its properties in good repair,
                  ----------
working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto. Garwood will maintain in full force and effect all oil, gas or mineral leases, contracts, servitudes and other agreements to which it is a party, and Garwood will timely perform all of its obligations thereunder. Garwood will properly and timely pay all rents, royalties and other payments due and payable under any such leases, contracts, servitudes and other agreements, or otherwise attendant to its ownership or operation of any of its properties.

          6.8     Confidentiality. Garwood  will  not  disclose,  and  will  not
                  ---------------
include in any public announcement, the name of the Purchaser, unless expressly agreed to by the Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

          6.9     Required  Approvals. Except  as  set  forth  on  Schedule 6.9,
                  -------------------                              ------------
Garwood  shall  not,  without  the  prior  written  consent  of  the Purchaser,:

          (a)     directly  or  indirectly  declare  or  pay  any  dividends;

          (b) liquidate, dissolve or effect a reorganization (it being understood that in no event shall Garwood dissolve, liquidate or merge with any other person or entity);

          (c) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict Garwood's right to perform the provisions of this Agreement, any Related Agreement or any of the agreements contemplated hereby or thereby;

          (d)     alter  or  change  the  scope  of  its  business;

          (e) (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt and debt incurred to finance the purchase of equipment (not in excess of five percent (5%) of the fair market value of Garwood's assets)) whether secured or unsecured other than (x) Garwood's obligations owed to the Purchaser, (y) indebtedness set forth on Schedule
     6.9 attached hereto and made a part hereof and any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced, and (z) any indebtedness incurred in connection with the purchase of assets (other than equipment) in the ordinary course of business, or any refinancings or replacements thereof on terms no less favorable to the Purchaser than the indebtedness being refinanced or replaced, so long as any lien relating thereto shall only encumber the fixed assets so purchased and no other assets of Garwood;
     (ii) cancel any indebtedness owing to it in excess of $10,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other person or entity, except the endorsement of negotiable instruments by Garwood for deposit or collection or similar transactions in the ordinary course of business or guarantees of indebtedness otherwise permitted to be outstanding pursuant to this clause
     (e);  and/or

          (f)     create  or acquire any Subsidiary after the date hereof unless
     (i) such Subsidiary is a wholly-owned Subsidiary of Garwood and (ii) such Subsidiary becomes a party to the Master Security Agreement, a Stock Pledge Agreement and the Subsidiary Guaranty (either by executing a counterpart thereof or an assumption or joinder agreement in respect thereof) and, to the extent required by the Purchaser, satisfies each condition of this Agreement and the Related Agreements as if such Subsidiary were a Subsidiary on the Closing Date.

          6.10     Opinion. On  the  Closing  Date,  Garwood will deliver to the
                   -------
Purchaser an opinion acceptable to the Purchaser from Garwood's external legal counsel in the form of Exhibit C hereto. Garwood will provide, at Garwood's
                            ---------
expense, such other legal opinions in the future as are deemed reasonably necessary by the Purchaser (and acceptable to the Purchaser) in connection with the exercise of any Warrant.

          6.11     Margin  Stock. Garwood will not permit any of the proceeds of
                   -------------
the Note or any Warrant to be used directly or indirectly to "purchase" or "carry" "margin stock" or to repay indebtedness incurred to "purchase" or "carry" "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

          6.12     Financing  Right  of  First  Refusal.
                   ------------------------------------

          (a) Until such time as all indebtedness and/or monetary obligations owing to the Purchaser in connection with the transactions contemplated by this Agreement or any Related Agreement have been indefeasibly paid in full, Garwood hereby grants to the Purchaser a right of first refusal to provide any Additional Financing (as defined below) to be issued by Garwood, subject to the following terms and conditions. From and after the date hereof, prior to the incurrence of any additional indebtedness and/or the sale or issuance of any equity interests of Garwood (an "Additional Financing"), Garwood shall notify the Purchaser of its intention to enter into such Additional Financing. In connection therewith, Garwood shall submit a fully executed term sheet (a "Proposed Term Sheet") to the Purchaser setting forth the terms, conditions and pricing of any such Additional Financing (such financing to be negotiated on "arm's length" terms and the terms thereof to be negotiated in good faith) proposed to be entered into by Garwood. The Purchaser shall have the right, but not the obligation, to deliver its own proposed term sheet (the "Purchaser Term Sheet") setting forth the terms and conditions upon which the Purchaser would be willing to provide such Additional Financing to Garwood. The Purchaser Term Sheet shall contain terms no less favorable to Garwood than those outlined in Proposed Term Sheet. The Purchaser shall deliver such Purchaser Term Sheet within ten calendar days of receipt of each such Proposed Term Sheet. If the provisions of the Purchaser Term Sheet are at least as favorable to the Garwood as the provisions of the Proposed Term Sheet, Garwood shall enter into and consummate the Additional Financing transaction outlined in the Purchaser Term Sheet.

          (b) Garwood will not agree, directly or indirectly, to any restriction with any person or entity which limits the ability of the Purchaser to consummate an Additional Financing with Garwood.

          6.13     Authorization  and Reservation of Shares.  Garwood  shall  at
                   ----------------------------------------
all times have authorized and reserved a sufficient number of shares of Garwood Common Stock to provide for the exercise of the Warrant.

          6.14     Summaries; Reports. Garwood shall deliver to  the  Purchaser,
                   ------------------
as soon as available and in any event by the 15th day of each month, summaries of its lease operating expenses and production relating to its oil and gas properties as and for the immediately preceding month. Garwood shall deliver to the Purchaser, as soon as available and in any event within thirty (30) days after the end of each fiscal quarter of Garwood, or at such other time as the Purchaser shall request, an economic reserve report concerning Garwood's oil and gas properties prepared by a registered professional engineer chosen by Garwood and reasonably acceptable to the Purchaser.

          6.15     Registration  Rights. Not  later  than ten (10) business days
                   --------------------
prior to Garwood's, completion, if ever, of an initial public offering of its securities or the public trading of Garwood's securities (i.e. through a reverse merger or otherwise), Garwood shall execute in favor of Purchaser a Registration Rights Agreement containing, without limitation, piggyback registration rights provisions reasonably satisfactory to Purchaser, in form and substance reasonably satisfactory to Purchaser, with respect to the shares underlying the Warrant, as applicable, the provisions of which shall be deemed incorporated herein by reference to the extent necessary to effectuate the purpose and intent of this provision. The provisions of this

Section 6.15 shall not be subject to any cure or grace period as may be applicable thereto under any Related Agreement.

     7.     Covenants  of the Purchaser. The Purchaser covenants and agrees with
            ---------------------------
Garwood  as  follows:

          7.1     Confidentiality. The Purchaser will not disclose, and will not
                  ---------------
include in any public announcement, the name of Garwood, unless expressly agreed to by Garwood or unless and until such disclosure is required by Applicable Law or applicable regulation, and then only to the extent of such requirement.

          7.2     Limitation  on  Acquisition  of  Common  Stock  of Garwood.
                  ----------------------------------------------------------
Notwithstanding anything to the contrary contained in this Agreement, any Related Agreement or any document, instrument or agreement entered into in connection with any other transactions between the Purchaser and Garwood, the Purchaser may not acquire stock in Garwood (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in Garwood, or otherwise, and such contracts, options, warrants, conversion or other rights shall not be enforceable or exercisable) to the extent such stock acquisition would cause any interest (including any original issue discount) payable by Garwood to the Purchaser not to qualify as "portfolio interest" within the meaning of Section 881(c)(2) of the Code, by reason of
Section 881(c)(3) of the Code, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code (the "Stock Acquisition Limitation"). The Stock Acquisition Limitation shall automatically become null and void without any notice to Garwood upon the existence of an Event of Default (as defined in the Note).

     8.     Covenants  of  Garwood  and the Purchaser Regarding Indemnification.
            -------------------------------------------------------------------

          8.1     Garwood  Indemnification. Garwood  agrees  to  indemnify, hold
                  ------------------------
harmless, reimburse and defend the Purchaser, each of the Purchaser's officers, directors, agents, affiliates, control persons, and principal shareholders, against all claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser which result, arise out of or are based upon: (i) any misrepresentation by Garwood or breach of any warranty by Garwood in this Agreement, any other Related Agreement or in any exhibits or schedules attached hereto or thereto; or (ii) any breach or default in performance by Garwood of any covenant or undertaking to be performed by Garwood hereunder, under any other Related Agreement or any other agreement entered into by Garwood and the Purchaser relating hereto or thereto; or (iii) (a) the violation of any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination or cleanup (collectively, "Environmental Laws"), including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. 9601 et seq. and 40 CFR 302.1 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq., and 40 CFR 116.1 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. 1801 et seq.) and the regulations promulgated pursuant to said laws, all as amended and relating to or affecting Garwood or Garwood's properties, whether or not caused by or within the control of the Purchaser and/or (b) the presence, release or threat of release of any hazardous materials (including, without limitation, asbestos, polychlorinated biphenyls, petroleum products, flammable explosives, radioactive materials, infectious substances or raw materials which include hazardous constituents) on, in, under or affecting all or any portion of any property of Garwood or any surrounding areas, regardless of whether or not caused by or within the control of the Purchaser.

          8.2     Purchaser's  Indemnification.  The  Purchaser  agrees  to
                  ----------------------------
indemnify, hold harmless, reimburse and defend Garwood and each of Garwood's officers, directors, agents, affiliates, control persons and principal shareholders, at all times against any claims, costs, expenses, liabilities, obligations, losses or damages (including reasonable legal fees) of any nature, incurred by or imposed upon Garwood which result, arise out of or are based upon: (i) any misrepresentation by the Purchaser or breach of any warranty by the Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (ii) any material breach or default in performance by the Purchaser of any covenant or undertaking to be performed by the Purchaser hereunder, or any other agreement entered into by Garwood and the Purchaser relating hereto.

     9.     Miscellaneous.
            -------------

          9.1     Governing  Law,  Jurisdiction  and  Waiver  of  Jury  Trial.
                  -----------------------------------------------------------

          (a)     THIS  AGREEMENT  AND  THE  OTHER  RELATED  AGREEMENTS SHALL BE
     GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          (b) GARWOOD HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN GARWOOD, ON THE ONE HAND, AND THE PURCHASER, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER RELATED AGREEMENTS; PROVIDED, THAT THE PURCHASER AND GARWOOD ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT, NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE PURCHASER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL (AS DEFINED IN THE MASTER SECURITY AGREEMENT) OR ANY OTHER SECURITY FOR THE OBLIGATIONS (AS DEFINED IN THE MASTER SECURITY AGREEMENT), OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE PURCHASER. GARWOOD EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED

     IN ANY SUCH COURT, AND HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON
     CONVENIENS. GARWOOD HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO GARWOOD AT THE ADDRESS SET FORTH IN SECTION 9.8 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF GARWOOD'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

          (c)     THE  PARTIES  DESIRE  THAT  THEIR  DISPUTES  BE  RESOLVED BY A
     JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PURCHASER AND GARWOOD ARISING OUT OF,
     CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY OTHER RELATED AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

          9.2     Severability. Wherever  possible  each  provision  of  this
                  ------------
Agreement and the Related Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any Related Agreement shall be prohibited by or invalid or illegal under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity or illegality, without invalidating the remainder of such provision or the remaining provisions thereof which shall not in any way be affected or impaired thereby.

          9.3     Survival. The  representations,  warranties,  covenants  and
                  --------
agreements made herein shall survive any investigation made by the Purchaser or Garwood and the closing of the transactions contemplated hereby to the extent provided therein. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of Garwood pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by Garwood hereunder solely as of the date of such certificate or instrument. All indemnities set forth herein shall survive the execution, delivery and termination of this Agreement and the Note and the making and repayment of the obligations arising hereunder, under the Note and under the other Related Agreements.

          9.4     Successors. Except as otherwise expressly provided herein, the
                  ----------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person or entity which shall be a holder of the Securities from time to time, other than the holders of common stock which has been sold by the Purchaser pursuant to Rule 144 or Rule 904 under the Securities Act or other resale restriction provisions of applicable securities laws.

          9.5     Entire  Agreement;  Maximum  Interest.  This  Agreement,  the
                  -------------------------------------
Related Agreements, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. Nothing contained in this Agreement, any Related Agreement or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum made by Garwood shall be credited against amounts owed by Garwood to the Purchaser.

          9.6     Amendment  and  Waiver.
                  ----------------------

          (a) This Agreement may be amended or modified only upon the written consent of Garwood and the Purchaser.

          (b) The obligations of Garwood and the rights of the Purchaser under this Agreement may be waived only with the written consent of the Purchaser.

          (c) The obligations of the Purchaser and the rights of Garwood under this Agreement may be waived only with the written consent of Garwood.

          9.7     Delays or Omissions. It is agreed that no delay or omission to
                  -------------------
exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related
Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

          9.8     Notices. All  notices required or permitted hereunder shall be
                  -------
in  writing  and  shall  be  deemed  effectively  given:

          (a)     upon  personal  delivery  to  the  party  to  be  notified;

          (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day;

          (c) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

          (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:
                              c/o Garwood Petrosearch, Inc.
     If to Garwood, to:       675 Bering Drive, Suite 200,
                              Houston, TX 77057
                              Attention: David Collins
                              Facsimilie: 713-961-9338

                              with a copy to:

                              James M. Hughes
                              1777 N.E. Loop 410, Suite 1500
                              San Antonio, TX 78217
                              Telephone: (210) 821-5900
                              Facsimilie:
                                          --------------

     If to the Purchaser,     Laurus Master Fund, Ltd.
     to:                      c/o M&C Corporate Services Limited
                              P.O. Box 309 GT
                              Ugland House
                              George Town
                              South Church Street
                              Grand Cayman, Cayman Islands
                              Facsimile:     345-949-8080

                              with a copy to:

                              John E. Tucker, Esq.
                              825 Third Avenue 14th Floor
                              New York, New York 10022
                              Facsimile:     212-541-4434

                              and to:

                              Barry Davis, Esq.
                              333 Clay Street, Suite 3300
                              Houston, Texas 77002
                              Facsimilie: 832-327-8104

or at such other address as Garwood or the Purchaser may designate by written notice to the other parties hereto given in accordance herewith.

          9.9     Attorneys'  Fees. In  the  event  that  any  suit or action is
                  ----------------
instituted to enforce any provision in this Agreement or any Related Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement and/or such Related Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          9.10     Titles  and  Subtitles. The  titles  of  the  sections  and
                   ----------------------
subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          9.11     Facsimile  Signatures;  Counterparts. This  Agreement  may be
                   ------------------------------------
executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

          9.12     Broker's  Fees. Except  as set forth on Schedule 9.12 hereof,
                   --------------
each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 9.12 being untrue.

          9.13     Construction. Each  party acknowledges that its legal counsel
                   ------------
participated in the preparation of this Agreement and the Related Agreements and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement or any Related Agreement to favor any party against the other.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed the SECURITIES PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


GARWOOD:                              PURCHASER:

GARWOOD PETROSEARCH, INC.             LAURUS MASTER FUND, LTD.

By:    /s/ Richard D. Dole            By:    /s/ illegible
       ---------------------------           ---------------------------

Name:  Richard D. Dole                Name:  illegible
       ---------------------------           ---------------------------

Title: Manager                        Title: illegible
       ---------------------------           ---------------------------

                                    EXHIBIT A

                                  FORM OF NOTE

                                    EXHIBIT B

                                 FORM OF WARRANT

                                    EXHIBIT C

                                 FORM OF OPINION

    [A SEPARATE LEGAL OPINION WILL BE REQUIRED REGARDING THE DEEDS OF TRUST AND
                      PERFECTION IN OIL AND GAS PROPERTIES]

     1. Garwood is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

     2. Garwood has the requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement and the Related Agreements. All necessary corporate action on the part of Garwood and its officers, directors and stockholders has been taken for: (i) the authorization of the Agreement and the Related Agreements and the performance of all obligations of Garwood thereunder; and (ii) the authorization, sale, issuance and delivery of the Securities pursuant to the Agreement and the Related Agreements. The Warrant Shares, when issued pursuant to and in accordance with the terms of the Agreement and the Related Agreements and upon delivery, shall be validly issued and outstanding, fully paid and non assessable.

     3. The execution, delivery and performance by Garwood of the Agreement and the Related Agreements (to which it is a party) and the consummation of the transactions on its part contemplated by any thereof, will not, with or without the giving of notice or the passage of time or both:

          (a)     Violate the provisions of its respective Charter or bylaws; or

          (b) Violate any judgment, decree, order or award of any court binding upon Garwood; or

          (c) Except with respect to the Deed of Trust, as to which we express no opinion, violate any Texas or federal law, rule or regulation that a lawyer practicing in the State of Texas exercising customary professional diligence would reasonably recognize to be applicable to Garwood and to the transactions contemplated by the Agreement and the Related Agreements.

     4. The Agreement and the Related Agreements (other than the Deed of Trust, as to which we express no opinion) will constitute, valid and legally binding obligations of Garwood (to the extent such entity is a party thereto), and are enforceable against Garwood party thereto in accordance with their respective terms, except:

          (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application affecting enforcement of creditors' rights; and

          (b) general principles of equity that restrict the availability of equitable or legal remedies.

     5. The sale of the Note is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The sale of the Warrant and the subsequent exercise of the Warrant for Warrant Shares are not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

     6. The offer, sale and issuance of the Securities on the Closing Date will be exempt from the registration requirements of the Securities Act.

     7. There is no action, suit, proceeding or investigation pending or currently threatened against Garwood that prevents the right of Garwood to enter into this Agreement or any Related Agreement, or to consummate the transactions contemplated thereby.

     8. The terms and provisions of the Master Security Agreement and the Stock Pledge Agreements create a valid security interest in favor of the Purchaser, in the respective rights, title and interests of Garwood and Petrosearch in and to the Collateral (as defined in each of the Master Security Agreement and the Stock Pledge Agreements). Each UCC-1 Financing Statement naming Garwood as debtor and the Purchaser as secured party is in proper form for filing and assuming that such UCC-1 Financing Statements have been filed with the Secretary of State of Texas, the security interest created under the Master Security Agreement will constitute a perfected security interest under the Uniform Commercial Code in favor of the Purchaser in respect of the Collateral that can be perfected by filing a financing statement. After giving effect to the delivery to the Purchaser of the stock certificates representing the ownership interests of Petrosearch in Garwood (together with effective endorsements), and assuming the continued possession by the Purchaser of such stock certificates in the State of New York, the security interest created in favor of the Purchaser under the Stock Pledge Agreements constitutes a valid and enforceable perfected security interest in such ownership interests (and the proceeds thereof) in favor of the Purchaser. No filings, registrations or recordings are required in order to perfect (or maintain the perfection or priority of) the security interest created under the Stock Pledge Agreements in respect of such ownership interests.

                                    EXHIBIT D

                            FORM OF ESCROW AGREEMENT